Exhibit 99.1

Reata Appoints Manmeet s. Soni as Chief Financial Officer; Jason D. wilson to assume new role AS EVP, Operations

IRVING, Texas—August 28, 2019—Reata Pharmaceuticals, Inc. (Nasdaq: RETA), a clinical-stage biopharmaceutical company, today announced the appointment of Manmeet S. Soni as Chief Financial Officer (CFO) and Executive Vice President, effective August 28, 2019.  Mr. Soni will report to Reata’s Chief Executive Officer and President, Warren Huff, and will provide strategic leadership in the overall financial management of Reata.  His responsibilities will include corporate finance and accounting, information technology, corporate strategy, corporate communications, and investor relations.  Jason D. Wilson, who has been with Reata since 2006 and served as CFO, will assume a new role as Executive Vice President of Operations.  Mr. Wilson will continue to report to the Chief Executive Officer and will oversee Reata’s operations, including program and clinical operations, manufacturing, bioinformatics, quality, global alliances, and human resources.

“We are thrilled to welcome Manmeet, a proven leader in the biotechnology industry who has successfully transitioned several biopharmaceutical companies from development-stage to commercial entities,” said Mr. Huff.  “Manmeet’s depth of experience will add another seasoned executive to our management team and will be invaluable to Reata at this pivotal moment in the company’s history.”

Mr. Soni brings over 20 years of finance industry experience with seven years in financial leadership roles within the biopharmaceutical industry.  Most recently, Mr. Soni served as the CFO of Alnylam Pharmaceuticals where he led the buildout of Alnylam’s global financial and commercial infrastructure and helped secure more than $2 billion in new capital and collaboration agreements.  Prior to Alnylam, Mr. Soni served as the CFO at ARIAD Pharmaceuticals where he played a vital role in its acquisition by the Takeda Pharmaceutical Company for $5.2 billion.  Before joining ARIAD, Mr. Soni served as CFO at Pharmacyclics where he played a strategic and primary role in its acquisition by AbbVie for $21 billion.  Mr. Soni is currently a board member at Pulse Biosciences and Arena Pharmaceuticals.

“I am elated to be joining Reata at this key stage in the company’s evolution. Having been involved in multiple new pharmaceutical product launches in the past, I am gratified to play a role in bringing Reata’s novel therapies to patients with severe and underserved orphan diseases,” said Mr. Soni.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation.  Reata’s two most advanced clinical candidates, bardoxolone methyl (bardoxolone) and omaveloxolone, target the important transcription factor Nrf2 that promotes restoration of mitochondrial function, reduction of oxidative stress, and inhibition of pro-inflammatory signaling.  Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, and our ability to obtain and retain regulatory approval of our product candidates.  You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (iv) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

http://reatapharma.com/

Investor Relations:

Vinny Jindal

Vice President, Strategy

(469) 374-8721

ir@reatapharma.com

http://reatapharma.com/contact-us/

Media:

Matt Middleman, M.D.

LifeSci Public Relations

(646) 627-8384

matt.middleman@lifescipublicrelations.com

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